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                                                                     Exhibit 4.4

                                   Amendment No. 1
                                        to the
                                 Amended and Restated
                        Management Stock and Voting Agreement


         WHEREAS, Gerald L. Friedman ("GLF"), Stuart M. Brafman ("SMB") and USMIC Corporation, now known as Amerin Corporation, a Delaware corporation (the "Company") have entered into the Amended and Restated Management Stock and Voting Agreement, dated as of August 26, 1992 (the "Agreement");

         WHEREAS, the Company intends to undertake an initial public offering on or before March 31, 1996 (the "Initial Public Offering");

         WHEREAS, GLF, SMB and the Company wish to amend the Agreement to reflect their agreement as to the arrangements in the event of the Initial Public Offering;

         WHEREAS, the Board of Directors of the Company has unanimously consented to the amendments herein:

         NOW THEREFORE, the Company, GLF and SMB agree to the following amendments to the Agreement:

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    1.   Notwithstanding anything in the Agreement to the contrary, in the event of an offering on or before March 31, 1996 of voting common stock, $.01 par value ("Common Stock") registered under the Securities Act of 1933 (an "Initial Public Offering"), (i) such offer of Common Stock shall not trigger a Partial Fair Market Value Calculation, (ii) the closing of the Initial Public Offering shall trigger a Final Fair Market Value Calculation, PROVIDED THAT, (A) for purpose of calculating the Gross Senior Manager Investment (including the Gross IRR, the Senior Management Percentage and the Common Profit), (x) the implied gross value of the Company (as used in clause (i) of the definition of the Gross Value of the Company) and (y) the Fair Market Value Per Share determined as of such Calculation Date shall be derived by using a price per share of Common Stock equal to the price per share set forth in the final prospectus relating to the Initial Public Offering multiplied by 1.18 and (B) the Common Profit shall be calculated by deeming the price paid per share by the purchasers in the Initial Public Offering to be 1.18 times the price per share set forth in the final prospectus relating to the Initial Public Offering price and (iii) following such Final Fair Market Value Calculation, the balance of SMB Restricted Shares and SMB Options shall be cancelled, without cost to the Company.


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         Sections 2(a), 2(b) and 4(b)(ii) of the Agreement are accordingly amended. Such provisions as so amended are restated and set forth in Appendix I, hereto. Except as provided in paragraph 2 below, no other provision of the Agreement will be amended.

    2. Following the closing of the Initial Public Offering and after giving effect to the Final Fair Market Valuation Calculation triggered as a result thereof, the Agreement shall terminate; subject to the terms of the non-competition clause and its related provisions in Section 7 of the Agreement being incorporated into the Amended and Restated Shareholders Agreement, dated as of November 1, 1995, among Amerin Corporation, Gerald L. Friedman, Stuart M. Brafman and each Investor set forth on the signature page thereof.

    3. Terms not defined in this Amendment shall have the meanings given in the Agreement.

    4. This Amendment may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         IN WITNESS HEREOF, the parties hereto have executed and delivered this
Amendment as of November 1, 1995.


                                            AMERIN CORPORATION


                                            By /s/ George G. Freudenstein
                                                --------------------------------
                                               Title:


                                             /s/ Gerald L. Friedman
                                              ----------------------------------
                                             GERALD L. FRIEDMAN


                                             /s/ Stuart M. Brafman
                                              ----------------------------------
                                             STUART M. BRAFMAN



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                                                                      APPENDIX I


    1. Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

         "(a) PARTIAL FAIR MARKET VALUE CALCULATION. (i) If during a Senior Manager's employment by the Company either the Company proposes to sell Class A Stock or Common Stock (other than (i) at the Third Closing, (ii) as provided in the Standby Stock Purchase Agreement or (iii) in an offering on or before March 31, 1996 of voting common stock, $.01 par value ("Common Stock") registered under the Securities Act of 1933 (the "Initial Public Offering")) or any Shareholder other than a Manager either makes an Offer to the Company in accordance with Section 4.1(a) of the Shareholders Agreement in connection with a proposed sale of stock by such Shareholder (other than in connection with either a Sale of the Company or a sale by such Shareholder to one of its Permitted Transferees) or gives a notice to the Company of a proposed sale as required by Section 4.3 of the Shareholders Agreement, the Company shall give written notice thereof to each Senior Manager who is then employed by the Company. Each such Senior Manager may, contingent upon the consummation of such proposed sale or upon consummation of any sale in connection with such Offer pursuant to Section 4.1(e) of the Shareholders Agreement (a "Partial Sale"), trigger a "Partial Fair Market Value Calculation" by giving written notice to the Company within ten (10) days of receipt of such notice. The Calculation Date with respect to any such Partial Fair Market Value Calculation shall be the date the Company receives such written notice. The Calculated Shares for a Senior Manager with respect to each Partial Fair Market Value Calculation shall equal the product obtained by multiplying (x) the Gross Senior Manager Investment based on such sale times (y) the percentage equal to the lesser of the Available Percentage and the percentage (the "Sale Percentage") of the Company's outstanding Common Stock proposed to be sold (assuming conversion of Class A Stock into Common Stock), excluding Common Stock which is then subject to Limitations but including any such Common Stock which would cease to be subject to Limitations upon performance of a Final Fair Market Value Calculation

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    for each of GLF and SMB as of such Calculation Date.  Upon consummation of such Partial Sale, all GLF Shares, SMB Restricted Shares and SMB Options (other than such shares and options as to which Limitations are canceled upon consummation of such Partial Sale pursuant to Section 3 or 4) shall continue to be held subject to Limitations; PROVIDED that any fractional shares with respect to which Limitations are canceled upon consummation of such Partial Sale shall be called by the Company for cash based upon the Fair Market Value Per Share.

         (ii) Each time a Partial Sale is consummated with respect to which a Partial Fair Market Value Calculation requested by a Senior Manager is triggered hereunder, the available percentage of the applicable Senior Manager's Gross Senior Manager Investment (the "Available Percentage"), which shall initially be one hundred percent (100%), shall be reduced by the Sale Percentage."

    2. Section 2(b) of the Agreement is hereby amended by redesignating clause (iii) as clause (iv) and adding new clause (iii) as follows:

    "(iii) Notwithstanding any other provision of this Agreement, the closing of an Initial Public Offering shall trigger a Final Fair Market Value Calculation; PROVIDED THAT, (A) for purpose of calculating the Gross Senior Manager Investment (including the Gross IRR, the Senior Management Percentage and the Common Profit), (x) the implied gross value of the Company (as used in clause (i) of the definition of the Gross Value of the Company) and (y) the Fair Market Value Per Share determined as of such Calculation Date shall be derived by using a price per share of Common Stock equal to the price per share set forth in the final prospectus relating to the Initial Public Offering multiplied by 1.18 and (B) the Common Profit shall be calculated by deeming the price paid per share by the purchasers in the Initial Public Offering to be 1.18 times the price per share set forth in the final prospectus relating to the Initial Public Offering price."


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    3.   Section 4(b)(ii) is hereby amended and restated in its entirety as follows:

         "(ii) Upon a Final Fair Market Value Calculation with respect to SMB, the SMB Restricted Shares and the SMB Options shall Vest with respect to the aggregate number of shares, if any, determined to constitute the Calculated Shares with respect to such Final Fair Market Value Calculation, as applied first to the SMB Restricted Shares; and, except as described below, the balance of the SMB, Restricted Shares and SMB Options shall be canceled; PROVIDED that any fractional shares which Vest as a result of such Final Fair Market Value Calculation shall be called by the Company for cash based upon the Fair Market Value Per Share. Other than in the event of a Final Fair Market Value Calculation in connection with the termination of SMB's employment or pursuant to Section 2(b)(iii), the balance of the SMB Restricted Shares and SMB Options shall continue to be held subject to the terms and conditions of the Applicable Award Agreements and such SMB Restricted Shares will continue to be subject to all applicable Limitations."

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